                                                                EXHIBIT 10.1.3


                    AMENDMENT NO. 2 TO FINANCING AGREEMENTS
                    ---------------------------------------

                            PNY TECHNOLOGIES, INC.
                              200 Anderson Avenue
                          Moonachie, New Jersey 07074



                                             April 15, 1997


CoreStates Bank, N.A.
1339 Chestnut Street
Philadelphia, Pennsylvania 19107

Congress Financial Corporation,
 as Agent
1133 Avenue of the Americas
New York, New York 10036

Gentlemen:

     CoreStates Bank, N.A. ("Lender"), Congress Financial Corporation, as agent for Lender (in such capacity, "Agent") and PNY Technologies, Inc., formerly known as P.N.Y. Electronics, Inc. ("Borrower") have entered into certain financing arrangements pursuant to which Agent may make loans and advances and provide other financial accommodations to Borrower as set forth in the Amended and Restated Loan Agreement, dated February 23, 1996, by and among Lender, Agent and Borrower as amended by Amendment No. 1 to Financing Agreements, dated July 3, 1996 (the "Loan Agreement") and all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto (together with the Loan Agreement, as the same are amended hereby, and as the same may be further amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Financing Agreements").

     Borrower has requested that Lender and Agent (a) waive certain Events of Default, (b) change the interest rate payable by Borrower, (c) amend certain financial covenants and (d) agree to certain other amendments to the Financing Agreements in connection with the foregoing. Subject to the terms and conditions contained herein, Lender and Agent are willing to waive such Events of Default, change the interest rate, amend certain financial covenants and agree to such amendments. By this Amendment, Lender, Agent and Borrower desire and intend to evidence such waivers and amendments.
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     In consideration of the foregoing and the agreements and covenants contained herein, the parties hereto agree as follows:

     2.   Definitions.
          -----------

          (a)  Amendments to Definition.  All references to the term "Interest
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Rate" in the Loan Agreement and any of the other Financing Agreements shall be deemed and each such reference is hereby amended to mean, effective March 15, 1997, as to Prime Rate Loans, a rate of one and one-quarter (1 1/4%) percent per annum in excess of the Prime Rate and, as to Eurodollar Rate Loans, a rate of two and one-half (2 1/2%) percent per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by Borrower as in effect three (3) Business Days after the date of receipt by Agent of the request of Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrower); provided, that:
                                --------  ----

               (i) if the Net Income of Borrower for the fiscal year of Borrower ending December 31, 1997 is greater than $5,000,000 calculated based on the unaudited financial statements of Borrower for such period received by Agent, then effective as of the first day of the month after the receipt by Agent of such financial statements, the Interest Rate as to Prime Rate Loans shall be a rate of one (1%) percent per annum in excess of the Prime Rate and the Interest Rate, as to Eurodollar Rate Loans, shall be a rate of two and one-quarter (2 1/4%) percent per annum in excess of the Adjusted Eurodollar Rate;

               (ii) if the Net Income of Borrower for the fiscal year of Borrower ending December 31, 1997, calculated based on the audited financial statements of Borrower for such period received by Agent in accordance with
Section 7.11(a) of the Loan Agreement is (A) greater than $5,000,000, then the Interest Rate as to Prime Rate Loans shall be a rate of three-quarters of one (3/4%) percent per annum in excess of the Prime Rate and the Interest Rate as to Eurodollar Rate Loans shall be a rate of two (2%) percent per annum in excess of the Adjusted Eurodollar Rate effective as of the first day of the month after the receipt by Agent of such audited financial statements and (B) equal to or less than $5,000,000, then the Interest Rate as to Prime Rate Loans shall be a rate of one and one-quarter (1 1/4%) percent per annum in excess of the Prime Rate and the Interest Rate as to Eurodollar Rate Loans shall be a rate of two and one-half (2 1/2%) percent per annum in excess of the Adjusted Eurodollar Rate Loans, effective as of the first day of the month after the receipt by Agent of such audited financial statements; and

               (iii) notwithstanding anything to the contrary set forth above, the Interest Rate shall mean the rate of three and

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one-quarter (3 1/4%) percent per annum in excess of the Prime Rate as to Prime
Rate Loans and the rate of four and one-half (4 1/2%) percent per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans, at Agent's option, (A) for the period on and after the date of termination or non-renewal of the Loan Agreement or the date fifteen (15) days after the date of notice by Agent to Borrower of an Event of Default under Section 8.1(a) of the Accounts Agreement as a result of the failure of Borrower to comply with Sections 7.9 or
7.10 of the Loan Agreement or the date three (3) Business Days after the date of notice by Agent to Borrower of any other Event of Default, and for so long as any such Event of Default is continuing as determined by Agent or until such time as all Obligations are indefeasibly paid in full (notwithstanding entry of any judgment against Borrower) and (B) on the Loans at any time outstanding in excess of the amounts available to Borrower under Section 4 of the Loan Agreement (whether or not such excess(es), arise or are made with or without the receipt by Agent of such financial statements, Lender's or Agent's knowledge or consent and whether made before or after an Event of Default).

          (b)  Additional Definitions.
               ----------------------

               (i) "Net Income" shall mean, as to any Person, with respect to any period, the consolidated net income (loss) of such Person, determined in accordance with GAAP, excluding, however, to the extent included therein, any extraordinary gains, any extraordinary and unusual items and income or loss attributable to equity in Subsidiaries or Affiliates, any net income realized as a result of changes of accounting principles or the application thereto to such Person, any gain (but not loss), together with any related Provision for Taxes on such gain (but not loss), realized in connection with (A) any sale, lease conveyance, or other disposition of any assets (including, without limitation, dispositions pursuant to sale and leaseback transactions), other than in the ordinary course of business and (B) the sale of any shares of capital stock or equivalents, excluding any extraordinary gain (but not loss), together with any Provision for Taxes on such extraordinary gain (but not loss).

               (ii) "Provision for Taxes" shall mean, with respect to a fiscal year of any Person, an amount equal to all taxes imposed on or measured by net income, whether federal, state or local, and whether foreign or domestic, that are paid or payable by such Person in respect of such fiscal year on a consolidated basis in accordance with GAAP.

          (c)  Interpretation.  All capitalized terms used herein shall have the
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meanings assigned thereto in the other Financing Agreements, unless otherwise defined herein.

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     3.   Adjusted Tangible Net Worth.
          ---------------------------

          (a) Section 7.9(a) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

          "(a) Borrower shall not permit Adjusted Tangible Net Worth for the periods stated below to be not less than the amount specified below for such period and, after the last day of the period set forth below in
     Section 7.9(a)(x), effective as of the first day of each calendar quarter commencing with the calendar quarter ending June 30, 1998, Borrower shall not permit Adjusted Tangible Net Worth in any such quarter to be less than the amount equal to the amount required for the immediately preceding calendar quarter plus $1,000,000:

                                             Adjusted Tangible
            Period                               Net Worth
            ------                           -----------------

     (i)    From the date hereof
              through March 31, 1996         $14,008,000 (or
                                             if less, the amount
                                             equal to eighty (80%)
                                             percent of the Adjusted
                                             Tangible Net Worth for
                                             Borrower on a stand-alone
                                             basis as at December 31,
                                             1995 calculated based on
                                             the audited financial
                                             statements of Borrower
                                             delivered to Agent pursuant
                                             to Section 7.11(a)(i))

     (ii)   From April 1, 1996
              through June 30, 1996          $17,669,000

     (iii)  From July 1, 1996
              through September 30, 1996     $ 4,500,000

     (iv)   From October 1, 1996
              through December 31, 1996      $ 7,000,000

     (v)    From January 1, 1996
              through March 31, 1997         $10,000,000

     (vi)   From April 1, 1997
              through June 30, 1997          $ 1,400,000

     (vii)  From July 1, 1997
              through September 30, 1997     $ 3,400,000

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     (viii) From October 1, 1997
              through December 31, 1997      $ 5,500,000

     (ix)   From January 1, 1998
              through March 31, 1998         $ 6,400,000

     (x)    From April 1, 1998
              through June 30, 1998          $7,400,000"


     4.   Interest Coverage Ratio.  Section 7.10 of the Loan Agreement is hereby
          -----------------------
deleted in its entirety and the following substituted therefor:

          "7.10 Interest Coverage Ratio. Borrower shall not permit the Interest
                -----------------------
     Coverage Ratio for the periods stated below to be less than the amount specified below for such period:

               Period                        Interest Coverage Ratio
               ------                        -----------------------

     (a)  From April 1, 1997
            through June 30, 1997                 2.00 to 1

     (b)  From July 1, 1997
            through September 30, 1997            2.25 to 1

     (c)  From October 1, 1997
            through December 31, 1997             2.50 to 1

     (d)  From January 1, 1998
            and all times thereafter              3.00 to 1"

     5.   Financial Statements and Other Information.  Section 7.11 of the Loan
          ------------------------------------------
Agreement is hereby amended by adding a new Section 7.11(d) thereto as follows:

          "(d) Borrower shall provide Agent and Lender within ninety
       (90) days after the beginning of each of its fiscal years, an annual operating plan (to include forecasted consolidated balance sheets, statements of income and expenses and statements of cash flow, in each case consistent with Borrower's past practices) for Borrower as at the end of and for each quarter of such fiscal year, together with (i) forecasts of the nature requested in this Section 7.11(d), computed on an annual basis and (ii) appropriate supporting detail as reasonably requested by Agent and Lender."

     6.  Representations, Warranties and Covenants.  In addition to the
         -----------------------------------------
continuing representations, warranties and covenants heretofore or hereafter made by Borrower to Lender pursuant to

                                      -5-
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the Financing Agreements, Borrower hereby represents, warrants and covenants with and to Lender as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

          (a) No Event of Default exists on the date of this Amendment (after giving effect to the amendments to the Financing Agreements made by this Amendment).

          (b) This Amendment has been duly executed and delivered by Borrower and is in full force and effect as of the date hereof, and the agreements and obligations of Borrower contained herein constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

     7.   Conditions Precedent.  The amendments herein shall be effective upon
          --------------------
the satisfaction of each of the following conditions precedent in a manner satisfactory to Lender:

          (a) the receipt by Agent of a copy of this Amendment, duly authorized, executed and delivered by Borrower; and

          (b) no Event of Default shall have occurred and be continuing and no event shall have occurred or condition be existing and continuing which, with notice or passage or time or both, would constitute an Event of Default.

     8.   Waivers.
          -------

          (a) Lender hereby waives the Event of Default arising or which will arise prior to March 31, 1997 as a result of the failure of Borrower to maintain the Adjusted Tangible Net Worth for the period prior to, and including, March 31, 1997 in the amounts required under Section 7.9 of the Loan Agreement.

          (b) Lender hereby waives the Event of Default arising or which will arise prior to March 31, 1997 as a result of the failure of Borrower to maintain the Interest Coverage Ratio for the period prior to, and including, March 31, 1997 in the amounts required under Section 7.10 of the Loan Agreement.

          (c) Lender has not waived and is not by this Amendment waiving, and has no intention of waiving any other Event of Default which may have occurred or will occur prior to March 31, 1997, or may be continuing on March 31, 1997 or any Event of Default which may occur after March 31, 1997 (whether the same or similar to the Events of Default referred to in Sections 6(a) and 6(b) above or otherwise) and Lender reserves the right, in its discretion, to exercise any or all of its rights and remedies arising under the terms of the Financing Agreements as a result

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of any Event of Default which may have occurred or will occur prior to March 31,
1997, or are continuing on March 31, 1997 or any Event of Default which may occur after March 31, 1997 (whether the same or similar to the Events of Default described in Sections 6(a) and 6(b) above or otherwise). The waivers contained in Sections 6(a) and 6(b) shall not constitute waivers of any Events of Default arising as a result of the failure of Borrower to comply with Sections 7.9 or
7.10 of the Loan Agreement at any time after March 31, 1997 (except as otherwise provided herein).

     9.   Effect of this Amendment.  Except as modified pursuant hereto, no
          ------------------------
other changes or modifications to the Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control.

     10.  Further Assurances.  The parties hereto shall execute and deliver such
          ------------------
additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment.

     11.  Governing Law.  The rights and obligations hereunder of each of the
          -------------
parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York.

     12.  Binding Effect. This Amendment shall be binding upon and inure to the
          --------------
benefit of each of the parties hereto and their respective successors and assigns.

     13.  Counterparts.  This Amendment may be executed in any number of
          ------------
counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereof.

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     Please sign the enclosed counterpart of this Amendment in the space provided below, whereupon this Amendment, as so accepted by Lender and Agent, shall become a binding agreement among Borrower, Lender and Agent.

                                        Very truly yours,

                                        PNY TECHNOLOGIES, INC.,
                                         formerly known as
                                         P.N.Y. Electronics, Inc.


                                        By: /s/ Luke Beshar
                                            --------------------

                                        Title: Senior Vice-President
                                               ----------------------

AGREED:

CONGRESS FINANCIAL CORPORATION,
  in its capacity as Agent


By: /s/ ILLEGIBLE
   ---------------------------

Title: Vice President
      ------------------------

CORESTATES BANK, N.A.


By: /s/ Michele A. Walcoff
   ---------------------------

Title: Vice President
      ------------------------
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